UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 7, 2008

NIGHTHAWK RADIOLOGY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51786	87-0722777
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Northwest Boulevard, Suite 202

Coeur d’Alene, Idaho 83814

(Address of principal executive offices, including zip code)

(208) 676-8321

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Failure to Satisfy a Continued Listing Rule or Standard.

As the company disclosed in an 8-K filed on February 28, 2008, as a result of Mr. Ernest Ludy’s resignation from the company’s Board of Directors, the company notified the Nasdaq Global Market that it no longer satisfies Nasdaq Marketplace Rule 4350(d)(2) — which requires the company’s Audit Committee to be comprised of at least three independent directors. After Mr. Ludy’s resignation, the company’s audit committee is now comprised of two independent directors.

On March 7, 2008, the Nasdaq Global Market delivered a letter to the company confirming the company’s non-compliance with Nasdaq Marketplace Rule 4350(d)(2) and informing the company that it has until August 20, 2008 to regain compliance with this standard.

In accordance with Nasdaq Marketplace Rule 4803(a), the Company issued a press release on March 12, 2008 to announce its receipt of the notice from Nasdaq. A copy of this press release is attached as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press release dated March 12, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 12, 2008

NIGHTHAWK RADIOLOGY HOLDINGS, INC.

By:	/s/ Paul E. Cartee
Paul E. Cartee
Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated March 12, 2008